                                                              Exhibit 3

                    NAVISTAR FINANCIAL CORPORATION
                           AND SUBSIDIARIES

                 ARTICLES OF INCORPORATION AND BY-LAWS

The following documents of Navistar Financial Corporation are incorporated herein by reference:

3.1     Restated  Certificate of Incorporation of Navistar Financial
        Corporation  (as amended and in effect on December  15,  1987).
        Filed on Form 8-K dated  December  17,  1987.  Commission  File
        No. 1-4146-l.

3.2     The  By-Laws of  Navistar  Financial  Corporation  (as  amended
        February 29,  1988).  Filed  on Form  10-K  dated  January  19,
        1989.  Commission File No. 1-4146-1.

3.3     Amendment  to the  By-Laws of  Navistar  Financial  Corporation.
        Filed as  Exhibit  3.1 on Form 10-K  dated  December  18,  2003.
        Commission File No. 1-4146-1.